Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP
PROVIDES UPDATE ON THE 2011 IMPACT OF
RECENTLY PASSED TAX LEGISLATION

2011 cash flow from operations, liquidity and cash position to be favorably impacted

Tulsa, Oklahoma, December 20, 2010:  Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today provided an update on the expected financial impact to the Company of The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (H.R. 4853) (“The Tax Relief Act”).  The Company noted its previous disclosures stated that based on a number of factors, material cash payments for U.S. federal income taxes could be required in 2011.  As a result of the passage of the Tax Relief Act, the Company is today revising its expectations for future federal income tax payments.

Under the Tax Relief Act, the Company will have the ability to deduct for federal income tax purposes up to 100 percent of the cost of rental vehicles placed in service from September 9, 2010 through December 31, 2011, as well as 50 percent of the cost of vehicles placed in service in 2012.  As a result of this accelerated depreciation, the Company now expects that it will not make significant cash payments for federal income taxes in 2011.    In addition, the Company noted that it currently has refundable federal income tax overpayments for the 2010 tax year totaling approximately $33 million.  The Company expects to fully recover these overpayments in 2011 either as an offset to any potential federal income taxes payable, or through tax refunds. The combination of these factors will favorably impact the Company’s 2011 cash flow from operations, liquidity and overall cash position.

“The Tax Relief Act will have a material impact on Dollar Thrifty’s near term cash flows, and will further strengthen the Company’s liquidity,” said Scott Thompson, President and CEO of Dollar Thrifty.

About Dollar Thrifty Automotive Group, Inc.

Through its Dollar Rent A Car and Thrifty Car Rental brands, the Company has been serving value-conscious leisure and business travelers since 1950.  The Company maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.  Dollar and Thrifty have approximately 300 corporate locations in the United States and Canada, with approximately 6,000 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of over 1,250 franchises in 81 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” about our expectations, plans and performance. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and Dollar Thrifty Automotive Group, Inc. assumes no obligation to update them.  Risks and uncertainties that could materially affect future results include:

•
the impact on our results and liquidity if we become obligated to pay a termination fee to Hertz Global Holdings, Inc. (“Hertz”), which will depend on whether we complete a qualifying business combination transaction within 12 months of the October 1, 2010 termination date of our merger agreement with Hertz, and whether and the extent to which the relevant third party would bear all or any portion of that fee;

•
whether Avis Budget Group, Inc. (“Avis”) would obtain regulatory approval to engage in a business combination transaction with us and, if so, the conditions upon which such approval would be granted (including potential divestitures of assets or businesses of either company), whether we and Avis would reach agreement on the terms of such a transaction, whether our stockholders would approve the transaction and whether other conditions to consummation of the transaction would be satisfied or waived;

•
the risks to our business and prospects pending any future business combination transaction, diversion of management’s attention from day-to-day operations, a loss of key personnel, disruption of our operations, and the impact of pending or future litigation relating to any business combination transaction;

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the risks to our business and growth prospects as a stand-alone company, in light of our dependence on future growth of the economy as a whole to achieve meaningful revenue growth in the key airport and local markets we serve, high barriers to entry in the insurance replacement market, and the impact of our limited financial resources on our ability to finance growth through acquisitions or to expand internationally;

•
the impact of persistent pricing and demand pressures, particularly in light of the continuing volatility in the global financial and credit markets and concerns about global economic prospects and the timing and strength of a recovery, and whether consumer confidence and spending levels will improve;

•	whether ongoing governmental and regulatory initiatives in the United States and elsewhere to stimulate economic growth will be successful;
•	the impact of pricing and other actions by competitors, particularly as they increase fleet sizes in anticipation of seasonal activity;
•
our ability to manage our fleet mix to match demand and meet our target for vehicle depreciation costs, particularly in light of the significant increase in the level of risk vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used vehicle market;

•
the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used vehicle market on our vehicle cost, including the impact on our results of expected increases in our vehicle depreciation costs in 2011 based on our current expectations with respect to the used vehicle market, and our ability to reduce our fleet capacity as and when projected by our plans;

•	the timing and strength of a recovery in the U.S. automotive industry, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers;
•	the effectiveness of actions we take to manage costs and liquidity;
•	our ability to obtain cost-effective financing as needed (including replacement of asset backed notes and other indebtedness as it comes due) without unduly restricting operational flexibility;
•
our ability to comply with financial covenants or to obtain necessary amendments or waivers, and the impact of the terms of any required amendments or waivers, such as potential reductions in lender commitments;

•
our ability to manage the consequences under our financing agreements of an event of bankruptcy with respect to any of the monoline insurers that provide credit support for our asset backed financing structures, including Financial Guaranty Insurance Company, which has indicated that it has not satisfied the conditions for effectuating its surplus restoration plan as required by the New York State Insurance Department;

•
whether our preliminary expectations about our federal income tax exposure, after giving effect to the impact of theTax Relief Act, are affected by changes in our expected fleet size or operations or further legislative initiatives relating to taxes in the United States or elsewhere, and whether the Company will, as expected, recover previous overpayments in respect of U.S. federal income taxes in 2011;

•	airline travel patterns, including disruptions or reductions in air travel resulting from industry consolidation, capacity reductions, pricing actions or other events, such as airline bankruptcies;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed;
•	access to reservation distribution channels;
•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;
•
the cost of regulatory compliance, costs and other effects of potential future initiatives, including those directed at climate change and its effects, and the costs and outcome of pending litigation; and

•	the impact of other events that can disrupt consumer travel, such as natural and man-made catastrophes, pandemics and actual and perceived threats or acts of terrorism.

Forward-looking statements should be considered in light of information in this press release and other filings we make with the Securities and Exchange Commission.

Contacts:

Financial:
H. Clifford Buster III
Chief Financial Officer
(918) 669-3277

Investor Relations:
Kindra Marts
Director – Investor Relations
(918) 669-2119
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